EXHIBIT 99.2

LIMITED POWER OF ATTORNEY FOR SECURITIES OWNERSHIP REPORTING OBLIGATIONS

Know all by these presents that each of the undersigned hereby makes, constitutes and appoints each of Anthony Gilsoul, Meriam Ben Idriss and each of them acting singly, as their true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

  prepare, execute, acknowledge, deliver, file and/or maintain any Schedule 13D or 13G (including any amendments thereto) with respect to the securities of Lument Finance Trust, Inc. (the "Company"), with the United States Securities and Exchange Commission and any national securities exchanges, as considered necessary or advisable under the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");
  perform any and all other acts which in the discretion of each such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

Acknowledgments

Each of the undersigned acknowledges that:

  this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;
  any documents prepared and/or executed by each such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will, subject to any applicable law, be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;
  neither of the attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the respective requirements of the Exchange Act, or (ii) any liability of the undersigned for any failure to comply with such requirements; and
  this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act.

Grant of Authority

Each of the undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as such undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of such undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.

Duration

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedule 13Ds or Schedule 13Gs with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

Execution

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this September 10th, 2026

Signatories

Entity	Authorized Signatory	Title	Signature
AXA S.A.	Andrew Wallace-Barnett	Chief Compliance Officer, Duly Authorised	/s/ Andrew Wallace-Barnett
XL Bermuda Ltd	Noel Pearman	Chief Underwriting Officer, Bermuda and President	/s/ Noel Pearman
XL Group Investments Ltd	Donal Moynihan	Director	/s/ Donal Moynihan